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                                                                 EXHIBIT (b)(3)

                    [LETTERHEAD OF DAIN RAUSCHER WESSELS]

                                    July 2, 1998


STRICTLY CONFIDENTIAL

Key Energy Group, Inc.
Two Tower Center, 20th Floor
East Brunswick, NJ  08816

      Attn: Mr. Stephen E. McGregor
            Executive Vice President and Chief Financial Officer

Gentlemen:

      This letter (the "Agreement") will confirm our understanding that Key Energy Group, Inc. ("Key" or the "Company") has engaged Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, ("Dain Rauscher Wessels") to act as its financial advisor on a non-exclusive basis with respect to the matters outlined herein.

A. We understand that Key is interested in evaluating a potential merger or other form of business combination with Dawson Production Services, Inc. ("Dawson"). A merger or other combination with Dawson by Key is herein referred to as a "Transaction", which term is herein defined further in Paragraph B(iii). Dain Rauscher Wessels will serve as the Company's financial advisor on a non-exclusive basis in connection with evaluating any merger or other combination with Dawson. Services to be provided by Dain Rauscher Wessels pursuant to this engagement will include, but not necessarily be limited to, the following: (i) assisting you in evaluating publicly-available financial and other information describing Dawson, as well as internal forecasts and other non-public information which may be provided by Dawson; (ii) developing financial models for use in evaluating the historical and projected financial performance of Dawson; (iii) assisting you in developing strategies for initially approaching Dawson regarding a Transaction, and subsequently negotiating the terms of any merger with Dawson; (iv) assisting you and your legal counsel in conducting operating, financial and legal due diligence relating to a merger with Dawson; (v) assisting in the negotiation of a definitive merger agreement and related documents; (vi) developing financial models to evaluate the pro forma impact of a merger with Dawson on the financial performance of the com-



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Mr. Francis D. John
July 2, 1998
Page 2



bined company; (vii) preparing and participating, if requested, in presentations to your Board of Directors; and (viii) assisting you in such other related matters as you may reasonably request.

B. The Company agrees to compensate Dain Rauscher Wessels for its services as financial advisor pursuant to this Agreement as set forth below:

      (i) The Company will pay Dain Rauscher Wessels a Retainer Fee of $100,000, which amount shall be payable upon the execution of this Agreement.

      (ii) If Key determines it will require from Dain Rauscher Wessels a fairness opinion ("Opinion") with respect to a Transaction, Dain Rauscher Wessels will provide such Opinion pursuant to a separate agreement providing for a Fairness Opinion Fee which shall be mutually negotiated between the Company and Dain Rauscher Wessels. The Fairness Opinion Fee shall be payable in cash upon the delivery of the Opinion. Copies of the Opinion may be included in any proxy statement or registration statement prepared in connection with the Transaction and shown or provided to the shareholders of Key and Dawson and any properly interested regulatory agencies in connection with the contemplated Transaction without further expense to the Company; however, copies may not be shown or provided to any other person without the prior written approval of Dain Rauscher Wessels. Further, the Opinion may not be quoted in part, paraphrased, summarized or described in any writing, including the foregoing proxy statement or registration statement, without the prior approval of that portion of such writing by Dain Rauscher Wessels, which approval will not be unreasonably withheld. Dain Rauscher Wessels will provide the Company with updates of the Opinion as reasonably requested by the Company, at no additional cost.




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Mr. Francis D. John
July 2, 1998
Page 3

     (iii) If a Transaction is consummated (which term is herein understood to mean legally closed without any remaining conditions relating thereto) Dain Rauscher Wessels shall be paid a Transaction Fee equal to $500,000, less the amount of any Retainer Fee previously paid by the Company to Dain Rauscher Wessels pursuant to this Agreement.

            As used herein, "Transaction" means any merger or other form of business combination by, among or between Key and Dawson which involves the acquisition by Key of at least a majority of the common stock or assets of Dawson.

(iv) In addition, the Company agrees to reimburse Dain Rauscher Wessels, upon request made from time to time accompanied by vouchers, receipts or other evidence of expenditure, for its reasonable out-of-pocket expenses incurred in connection with the performance of its services under this Agreement. Such reimbursable out-of-pocket expenses shall not exceed $50,000 without the prior written approval of the Company.

C. Because Dain Rauscher Wessels will be acting on the Company's behalf in performing its services under this Agreement, the Company agrees to indemnify Dain Rauscher Wessels as set forth on Schedule 1 attached hereto, which is to be considered an integral part of this Agreement.

D. This Agreement, unless earlier terminated, shall have an initial term of six months from the date of execution hereof. During the initial term, this Agreement may be terminated by the Company or Dain Rauscher Wessels providing the other party with written notice of its desire to terminate the engagement ("Notice of Termination") without liability or continuing obligation to either party except for any compensation earned or expenses incurred prior to the Notice of Termination. Subsequent to the initial term, this Agreement shall be automatically extended unless and until the Company or Dain Rauscher Wessels provides the other party with a Notice of Termination. If at any time prior to the expiration of twelve (12) months after delivery of a Notice of Termination a Transaction is consummated, Dain Rauscher Wessels will be entitled to payment in full of any applicable fees as



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Mr. Francis D. John
July 2, 1998
Page 4

described in Paragraph B of this Agreement. Upon any Notice of Termination, Dain Rauscher Wessels will be entitled to prompt reimbursement of its out-of-pocket expenses as described in Paragraph B. The indemnity provisions contained in Schedule l to this Agreement will also remain operative and in full force and effect regardless of any such Notice of Termination.

E. In order to coordinate the efforts contemplated by this Agreement, the Company will endeavor to consult with Dain Rauscher Wessels on a regular basis with respect to any discussions that the Company may initiate or any inquiries that the Company may receive concerning a potential Transaction. Dain Rauscher Wessels agrees to cooperate fully with the Company's other financial advisors.

F. Dain Rauscher Wessels acknowledges that inappropriate disclosure of this Agreement or the nature and purpose of this engagement could have adverse consequences to the Company's ability to transact and develop its business in an orderly manner. Accordingly, Dain Rauscher Wessels shall only disclose information regarding a potential Transaction to third parties after having received approval from the Company for such disclosure. Dain Rauscher Wessels agrees to maintain the confidentiality of all proprietary business information that is disclosed to it by the Company, whether in verbal or written communications, not to use such information for any purpose other than related to its engagement hereunder, and to not disclose such information to any person other than employees, legal counsel or other agents of Dain Rauscher Wessels who are actively and directly participating in its engagement hereunder, or who otherwise need to know the information for its work in connection with the engagement, unless and until such information (i) becomes generally available to the public other than as a result of disclosure by Dain Rauscher Wessels or (ii) becomes available to Dain Rauscher Wessels on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. The Company shall have the right to review and approve, prior to distribution, the content of any documents relating to the Company and prepared by Dain Rauscher Wessels in the performance of its services hereunder.

G. The Company shall not be obligated to enter into any Transaction which may be presented to it by Dain Rauscher Wessels, and Dain Rauscher Wessels shall have



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Mr. Francis D. John
July 2, 1998
Page 5

no authority to bind the Company in any manner whatsoever. If the Company elects to consummate a Transaction presented to it by or as a result of the efforts of Dain Rauscher Wessels, the final terms of the Transaction shall be subject to negotiation by the Company.

H. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. This Agreement shall be binding upon and inure to the benefit of the Company, Dain Rauscher Wessels and their respective successors and assigns.




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Mr. Francis D. John
July 2, 1998
Page 6


      After reviewing this Agreement, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate copy transmitted herewith, whereupon it shall be our binding agreement.

      We are delighted to have this opportunity to continue our relationship with Key Energy Group, Inc. We look forward to committing the considerable resources of Dain Rauscher Wessels toward assisting you in the matters outlined herein.

                                    Very truly yours,

                                    DAIN RAUSCHER WESSELS
                                    a division of Dain Rauscher Incorporated





                                    By:   /s/ Joseph P. Cunningham
                                          ----------------------------
                                          Joseph P. Cunningham
                                          Managing Director


Accepted and agreed to:

KEY ENERGY GROUP, INC.



By:   /s/ Stephen E. McGregor
      ------------------------------------
      Stephen E. McGregor
      Executive Vice President and Chief Financial Officer





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                                   SCHEDULE I


      Key Energy Group, Inc. (the "Company") agrees to indemnify and hold harmless Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher Wessels") and its officers, directors, agents, employees, and controlling persons against any and all losses, claims, damages or liabilities whatsoever to which they may become subject or which may be asserted against them, (INCLUDING ANY LOSSES, CLAIMS, ACTIONS, DAMAGES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE INDEMNIFIED PARTY), and reimburse to each of them all reasonable costs and expenses (including, without limitation of the generality of the foregoing, reasonable costs of investigations and fees and expenses of attorneys, experts and consultants selected by them) of defending or settling (providing any settlement is approved in writing in advance by the Company) any such claim, in connection with or arising out of the engagement of Dain Rauscher Wessels pursuant to, and the performance by Dain Rauscher Wessels of the service contemplated by, this Agreement, whether such results from Dain Rauscher Wessels's activities as financial advisor to the Company, from the rendering of an Opinion stating Dain Rauscher Wessels's conclusion regarding the fairness of a proposed Transaction and other matters, from the forwarding of the Opinion from Dain Rauscher Wessels to any appropriate regulatory agency concerning the same, from any reference to such Opinion in any proxy statement or registration statement filed with such agency, or otherwise, or directed to the Company's shareholders, or from any other matter related to the rendering of the Opinion by Dain Rauscher Wessels, except to the extent that such liabilities, losses, damages, claims or expenses are found in a final judgment by a court of competent jurisdiction or by an arbitrator to have resulted from gross negligence or willful misconduct by the person entitled to indemnification under this paragraph, or such person otherwise acknowledges or admits his gross negligence or willful misconduct.
Any sum payable by the Company pursuant to this paragraph shall be paid at Houston, Texas. If for any reason the foregoing indemnification is unavailable to Dain Rauscher Wessels or insufficient to hold Dain Rauscher Wessels harmless, then the Company shall contribute to the amount paid or payable by Dain Rauscher Wessels as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Dain Rauscher Wessels on the other hand but also the relative fault of the Company and Dain Rauscher Wessels, as well as any relevant equitable considerations.

      Except as provided in the next following paragraph, the Company agrees to reimburse to Dain Rauscher Wessels and its officers, directors, agents, employees, and



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controlling persons at Houston, Texas, within ten days after presentation of any statement by Dain Rauscher Wessels and its officers, directors, agents, employees, and controlling persons, all reasonable expenses (including, without limitation of the generality of the foregoing, fees and expenses of attorneys selected by Dain Rauscher Wessels and its officers, directors, agents, employees, and controlling persons but who are not unacceptable to the Company) incurred in connection with any testimony it or its employees, are required to give (in court, before a regulatory agency, by deposition, or otherwise) in any regulatory or court proceeding (including depositions), whether or not Dain Rauscher Wessels or its officers, directors, agents and controlling persons is a party, and which related to the proposed Transaction, the Opinion, the preparation of the Opinion, or any proxy statement or registration statement, or other communication directed to the Company's shareholders in connection with the Opinion.

      Each person who may assert a claim for indemnity or contribution hereunder ("Indemnified Party") agrees that, in the event any action (with respect to which indemnify or reimbursement from the Company may be sought by such Indemnified Party on account of agreements contained herein) shall be brought or threatened against such Indemnified Party, prompt notice will be given to the Company in writing of such action, together with a copy of all papers served on, or received by, such Indemnified Party in connection with such action. If such an event occurs, the Company shall have the right to assume the defense of such action, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (a) the employment thereof has been specifically authorized by the Company in writing; (b) the Company has failed or refused to assume the defense and employ counsel, or is contesting its obligation of indemnity hereunder; or (c) the named parties or parties threatened to be named, to any such action (including any impleaded parties or parties threatened to be impleaded) include both such Indemnified Party and the Company and such Indemnified Party has been advised by such counsel that there may be one or more material legal defenses available to it/them which are different from or additional to those available to the Company (in which cases such Indemnified Party shall have the right to employ its/their own counsel and in such cases any reasonable fees and expenses of such counsel shall be paid by the Company). In no such event, however, shall the Company be required to pay the fees and expenses for more than one additional counsel.